ATLANTIC GULF COMMUNITIES CORPORATION

                                 RIGHTS OFFERING

                      DTC PARTICIPANT OVERSUBSCRIPTION FORM

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION FORMS.

                                -----------------

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF ATLANTIC GULF COMMUNITIES CORPORATION (THE "COMPANY") DATED AUGUST ___, 1997 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY, THE INFORMATION AGENT AND THE SUBSCRIPTION AGENT.

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VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00
P.M., NEW YORK CITY TIME, ON AUGUST__, 1997 (THE "EXPIRATION DATE").



         1. The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has either (a) exercised in full the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent or (b) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise in full of the Basic Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent. The undersigned hereby certifies to the Company and the Subscription Agent that it owned ________ shares of Common Stock on June 20, 1997 (the "Record Date").

         2. The undersigned hereby exercises the Oversubscription Privilege to purchase, to the extent available, in respect of ___________ Rights (which must be an integral multiple of three Rights) and certifies to the Company and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all basic subscription privilege rights have been exercised.

         3. The undersigned understands that payment of the Subscription Price of $10.00 in respect of each Right exercised pursuant to the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such payment, in the aggregate amount of $___________ either (check appropriate box):

         [   ]    has been or is being delivered to the Subscription Agent
                  pursuant to the Notice of Guaranteed Delivery referred to above

                                       or

         [   ]    is being delivered to the Subscription Agent herewith

                                       or

         [   ]    has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [   ]    uncertified check

         [   ]    certified check

         [   ]    bank draft


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Basic Subscription Confirmation Number


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          DTC Participant


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      Name of DTC Participant


By:-----------------------------------
   Name:
   Title:



Contact Name:


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Phone Number:


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Dated:

--------------------------------, 1997